Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We have issued our report dated August 14, 2020, with respect to the consolidated financial statements of Benitec Biopharma Ltd. included in the Annual Report of Benitec Biopharma Inc. on Form 10-K for the year ended June 30, 2020, which is incorporated by reference in this Registration Statement.

We consent to the incorporation by reference of said report in this Registration Statement, and to the use of our name as it appears under the caption “Experts.”

/s/ GRANT THORNTON AUDIT PTY LTD

Sydney, NSW Australia

October 1, 2020